UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Special Transactions Committee and Transactions with Cargill, Incorporated

Cargill, Incorporated and its affiliates other than The Mosaic Company (“Mosaic”) and its subsidiaries (collectively “Cargill”) own approximately 64.7% of the outstanding Common Stock, par value $.01 per share, of Mosaic. Pursuant to the Investor Rights Agreement, dated as of January 26, 2004, as amended and restated on August 17, 2006, by and between Mosaic and Cargill, Incorporated, commercial or other transactions, arrangements or agreements (or series of related transactions) between Cargill, on the one hand, and Mosaic and its subsidiaries (collectively the “Company”), on the other hand, except as provided below, require the approval of a majority of the former IMC Directors (as defined in the Investor Rights Agreement) serving on Mosaic’s Board of Directors who are deemed “non-associated directors” (such members comprising the Special Transactions Committee of the Board of Directors). Mosaic’s Board of Directors has adopted a charter for the Special Transactions Committee which provides that the Special Transactions Committee will oversee transactions between Mosaic and Cargill with the objective that such transactions be fair and reasonable to Mosaic, with arm’s length terms and conditions. Pursuant to the Investor Rights Agreement and the Special Transactions Committee’s charter, the Special Transactions Committee may delegate all or a portion of its duties in respect of the review and approval of such transactions to a committee of senior management, a subcommittee of the Special Transactions Committee or the Chairman of the Special Transactions Committee. The Special Transactions Committee has approved a policy implemented by Mosaic known as the “Guidelines for Related Party Transactions with Cargill, Incorporated” (the “Guidelines”), whereby the Special Transactions Committee has delegated approval authority for certain transactions with Cargill to an internal committee comprised of senior managers of Mosaic. The internal management committee is required to report its activities to the Special Transactions Committee on a periodic basis.

Pursuant to the Guidelines, the following transactions, arrangements or agreements (or series of related transactions) with Cargill must be approved by the Special Transactions Committee:

•	agreements or relationships which require payment by Mosaic or Cargill, as the case may be, of $2 million or more to the other party during any fiscal year of the Company;

•	multi-year commitments (i.e., contracts with terms of greater than one year) on behalf of Mosaic;

•	evergreen contracts (i.e., contracts with annual renewal clauses or no stated contract term);

•	renewals of commercial agreements previously requiring Special Transactions Committee approval; and

•	licenses or other arrangements involving any material intellectual property of Mosaic.

The review and approval of transactions, arrangements or agreements (or series of related transactions) which do not meet any of the criteria set forth above have been delegated by the Special Transactions Committee to Mosaic’s internal management committee.

Pursuant to approval of the Special Transactions Committee, the Company and Cargill entered into the following contracts:

1.	Renewal of Work Orders to Master Services Agreement

The Mosaic Company and Cargill, Incorporated have a Master Services Agreement dated December 29, 2006, under which Cargill agreed to provide certain services to the Company after expiration of a Master Transition Services Agreement dated October 22, 2004 between the parties. Three Work Orders were entered into under the Master Services Agreement:

On September 12, 2007, Cargill Agricola S.A. and Mosaic Fertilizantes do Brasil S.A., Mosaic Fertilizantes Ltda. and Fospar S.A. renewed a Work Order under which Cargill Agricola S.A. will continue to provide certain services to Mosaic Fertilizantes do Brasil, S.A., Mosaic Fertilizantes Ltda. and Fospar S.A. in Brazil, including Information Technology, Human Resources, Procurement, Corporate Affairs, Travel, Shared Service Center, Employee Association, Treasury and additional services provided by Cargill’s Grain and Oilseed Crush business unit. The term of this Work Order expires May 31, 2008.

On September 12, 2007, Cargill Financial Services International, Inc. and Mosaic Fertilizantes Ltda. and Mosaic Fertilizantes do Brasil S.A. renewed a work order under which Cargill Financial Services International, Inc. provides funding via supplier credit financing to Mosaic Fertilizantes Ltda. and Mosaic Fertilizantes do Brasil S.A. Cargill Financial Services International, Inc. works with Mosaic Fertilizantes Ltda. and Mosaic Fertilizantes do Brasil S.A. and their suppliers in Brasil to purchase drafts from the suppliers and sells them into the bank market at competitive rates. Mosaic Fertilizantes Ltda. and Mosaic Fertilizantes do Brasil S.A. have agreed to pay Cargill Financial Services International, Inc. 0.25% per annum on the amount of drafts that Cargill Financial Services International, Inc. negotiates in providing these services. Cargill Financial Services International, Inc. will provide these services until May 31, 2008.

On June 28, 2007, Cargill de Mexico , S.A. de C.V. and Fertilizantes Mosaic, S. de R.L. de C.V. and Fertilizantes Mosaic Servicios, S. de R.L. de C.V. renewed work orders under which Cargill de Mexico, S.A. de C.V. provides general services to Fertilizantes Mosaic, S. de R.L. de C.V. and Fertilizantes Mosaic Servicios, S. de R.L. de C.V., including treasury, shared services, human resources, office management, information technology, procurement and credit analysis. This work order remains in effect until May 31, 2008.

2.	Renewal of Supply Agreement

On September 14, 2007, Mosaic Canada Crop Nutrition LP and Cargill Limited renewed a Fertilizer Supply Agreement. Pursuant to this agreement, Mosaic Canada Crop Nutrition L.P. sells fertilizer products produced by Mosaic’s subsidiaries to Cargill Limited, a subsidiary of Cargill. Cargill Limited purchases the substantial majority of its Canadian fertilizer requirements from Mosaic Canada Crop Nutrition L.P. for its retail fertilizer stores in Western Canada. The agreement provides that Mosaic Canada Crop Nutrition L.P. will sell nitrogen, phosphate and potash products produced by third parties to Cargill Limited for a per ton sourcing fee. In exchange for Cargill Limited’s commitment to purchase the substantial majority of its fertilizer needs from Mosaic Canada Crop Nutrition L.P., and because it is one of Mosaic Canada Crop Nutrition L.P.’s largest customers in Canada, Mosaic Canada Crop Nutrition L.P. has also agreed to make new fertilizer products and agronomic services, to the extent marketed by it, available to Cargill Limited on regular commercial terms and granted Cargill Limited price protection against sales made to other retailers for equivalent products or services at lesser prices or rates. In addition, because of the volume of products purchased by Cargill Limited, Mosaic Canada Crop Nutrition L.P. has agreed to provide a per ton rebate to Cargill Limited at the end of each contract year if annual purchase volumes exceed certain thresholds. This agreement expires June 30, 2010.

3.	Renewal of North American Feed Ingredient Supply Agreement

On September 17, 2007, Mosaic Fertilizer, LLC, doing business as Mosaic Feed Ingredients, and Cargill Animal Nutrition, Inc. renewed an agreement for the supply of feed grade phosphates to Cargill Animal Nutrition, Inc. in the United States and Canada through spot sales. A standard form of sales contract has been approved by the parties. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2008.

4.	Renewal of Feed Grade Phosphate) Supply Agreement

On September 14, 2007 Mosaic Fertilizer, LLC, doing business as Mosaic Feed Ingredients, and Cargill, Incorporated, Grain and Oilseed Crush business unit, renewed an agreement for the sale of feed grade phosphates in Venezuela. A standard form of sales contract has been approved by the parties. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2008.

5.	Renewal of Feed Grade Phosphate Supply Agreement

On September 12, 2007, Mosaic Fertilizer, LLC, doing business as Mosaic Feed Ingredients, and Cargill, Incorporated’s Grain and Oilseeds Crush business unit in the Philippines and Thailand, renewed an agreement for the supply of feed grade phosphates in the Philippines and Thailand. A standard form of sales contract has been approved by the parties. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2008.

6.	Renewal of Supply Agreement for Spot Sales of Feed Grade Phosphates

On September 12, 2007, Mosaic Fertilizer, LLC, doing business as Mosaic Feed Ingredients, and Cargill Animal Nutrition, Inc. renewed an agreement for the supply of feed grade phosphates in Vietnam, Taiwan and Indonesia. A standard form of sales contract has been approved by the parties. Product is sold at prices negotiated at the time of sale. This agreement expires May 31, 2008.

7.	Renewal of Offer of General Services

On September 14, 2007, Mosaic de Argentina S.A. and Cargill S.A.C.I. Mosaic de Argentina S.A. renewed an agreement under which Mosaic de Argentina S.A. provides certain services to Cargill S.A.C.I. related to the purchase import, storage, transportation, distribution, marketing and sale of fertilizers and/or petrochemicals. To leverage its fertilizer infrastructure and expertise, Mosaic de Argentina S.A. has agreed to perform certain purchasing and forwarding management services, and has also agreed to provide counseling in the administration and handling of fertilizer stocks, equipment maintenance, general and special technical agronomic matters, research and development, commercial management and personnel training. This agreement will expire on September 13, 2009. Fees will be paid pursuant to a price list agreed upon by the parties.

8.	Renewal of Manufacturing Agreement

On September 12, 2007, Mosaic Fertilizantes do Brasil S.A. and Cargill Nutricao Animal Ltda. – Purina renewed an agreement pursuant to which Mosaic Fertilizantes do Brasil S.A. manufactures selected products for Cargill Nutricao Animal Ltda. – Purina using raw materials provided by both Mosaic Fertilizantes do Brasil S.A. and Cargill Nutricao Animal Ltda. – Purina. Mosaic Fertilizantes do Brasil S.A. packages the product and ships it to Cargill Nutricao Animal Ltda. – Purina at designated locations. This agreement is for one year and expires on May 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: September 17, 2007	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary